UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 27, 2024
New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, 48th Floor,
New York,	New York	10019
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 720-0300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	NASDAQ Global Select Market
8.250% Notes due 2028	NMFCZ	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.
On November 3, 2021, New Mountain Finance Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.01 per share (the “Shares”).
On June 27, 2024, the Company entered into a third amendment (the “Third Amendment”) to the equity distribution agreement, dated November 3, 2021, as amended on May 18, 2023 and August 23, 2023 (the “Equity Distribution Agreement”) with B. Riley Securities, Inc. (“B. Riley”) and Raymond James & Associates, Inc. (“Raymond James” and, together with B. Riley, the “Sales Agents”). The Third Amendment was entered into by and between the Company and the Sales Agents in order to (i) reflect the migration of the ATM Program to the Company’s shelf registration statement on Form N-2 (File No. 333-280501) (the “Registration Statement”), which became effective as of June 26, 2024, from the Company’s previous shelf registration statement on Form N-2 (File No. 333-272060); and (ii) increase the maximum amount of Shares to be sold through the ATM Program from $250.0 million to $400.0 million. Under the Equity Distribution Agreement, as amended by the Third Amendment, the Company may, but has no obligation to, issue and sell up to $400.0 million in aggregate amount of Shares in the ATM Program, from time to time through Sales Agents, or to them, as principal for their own account. As of June 27, 2024, up to approximately $258.0 million in aggregate amount of the Shares remained available for sale under the ATM Program.
Further details regarding the Equity Distribution Agreement, as amended by the Third Amendment, and the ATM Program are set forth in the Company’s prospectus supplement, dated June 27, 2024 (the “ATM Prospectus Supplement”) and the accompanying prospectus, dated June 26, 2024 (together with the ATM Prospectus Supplement, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.
The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.
The Shares, if any, will be issued pursuant to the Registration Statement and the Prospectus, as supplemented from time to time.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
Item 9.01Financial Statements and Exhibits
(d)Exhibits.
Exhibit No.

5.1	Opinion of Eversheds Sutherland (US) LLP
10.1
Amendment No.3, dated June 27, 2024, to Equity Distribution Agreement, dated November 3, 2021, between New Mountain Finance Corporation and B. Riley Securities, Inc. and Raymond James & Associates, Inc.

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Mountain Finance Corporation

By:	/s/ Joseph W. Hartswell
Name:	Joseph W. Hartswell
Title:	Chief Compliance Officer and Corporate Secretary
Date: June 27, 2024